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                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000  fax 617-526-5000




                                 April 28, 1999




The Burnham Fund Inc.
1325 Avenue of the Americas, 26th Floor
New York, NY  10019


        Re: Post-Effective Amendment No. 68 to Registration Statement (the "Amendment") (File Nos. 002-172226 and 811-00994)


Ladies and Gentlemen:

        As counsel to The Burnham Fund Inc. (the "Fund") and Burnham Investors Trust, the successor to the Fund's registration statement upon effectiveness of the above referenced Amendment, we have reviewed the Amendment to the Fund's registration statement on Form N-1A for filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b) under the Securities Act of 1933, as amended, that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b).

        We hereby consent to your filing this letter with the Securities and Exchange Commission as part of or together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or for any other purpose.

                                                   Very truly yours,

                                                   /s/ Hale and Dorr LLP

                                                   Hale and Dorr LLP


Washington, D.C.                    Boston, MA                      London, UK*

               HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
 *BRORBOK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)




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